SUB-ITEM 77C - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders (Common Shares and
Preferred Shares) was held on September 24, 2004.
On July 14, 2004, the record date for shareholders voting
 at the meeting, there were 6,949,421 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of three Class I Trustees - Common Shares and
 Preferred Shares:
1. John F. Donahue
For

Withheld
Authority
to Vote
6,799,358

91,713

2. Thomas G. Bigley
For

Withheld
Authority
to Vote
6,792,839

98,232

3. John T. Conroy, Jr.
For

Withheld
Authority
to Vote
6,796,224

94,847

An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 24, 2004. On July 14, 2004, the record date for shareholders voting at the meeting, there were 2,441 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For

Withheld
Authority
to Vote
2,074

0

2. John S. Walsh
For

Withheld
Authority
to Vote
2,074

0

The following Trustees of the Fund continued their terms as
 Trustees of the Fund: Nicholas P. Constantakis,
John F. Cunningham, J. Christopher Donahue, Lawrence D. Ellis,
M.D.,  Charles F. Mansfield, Jr.,  John E.
Murray, Jr., J.D. and Marjorie P. Smuts.


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		PGHLIB-1515773.1-MTHOMPSO  1/28/05 10:45 AM